POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS
________________________________

The undersigned Officer of PRIMECAP Odyssey Funds (the “Trust”) hereby appoints Joel P. Fried, Howard B. Schow and Theo A. Koloktrones (with full power to each of them to act alone), his or her attorney–in–fact and agent, in all capacities, to execute and to file any documents relating to the Registration Statement of the Trust on Forms N-1A and N–14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration statement and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders rulings or filings of proxy materials. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys–in–fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 17th day of February, 2012.

/s/ Michael J. Ricks
Michael J. Ricks
Chief Financial Officer and Secretary